Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS THEREFROM.  THE HOLDER MAY NOT OFFER, SELL, TRANSFER, ASSIGN, PLEDGE, HYPOTHECATE, OR OTHERWISE DISPOSE OF OR ENCUMBER SUCH SECURITIES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION AND/OR QUALIFICATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Date: January 4, 2010 Warrant No. 2010-[*]

WARRANT TO PURCHASE COMMON STOCK OF
aVINCI MEDIA CORPORATION

This certifies that, for value received, __________________ (the “Holder”), is entitled, subject to the terms set forth below, to purchase from aVinci Media Corporation, a Delaware corporation (the “Company”), ____________________ shares of the Company’s common stock (the “Common Stock”) upon surrender of this Warrant at the principal office of the Company with the simultaneous payment of the Exercise Price as set forth in Section 2, in lawful money of the United States or otherwise as hereinafter provided.  The number and character of such Common Stock are subject to adjustment as provided in Section 2.

1. TERM OF WARRANT.  Subject to the terms and conditions set forth herein, this Warrant shall become exercisable on the date hereof, and shall remain exercisable until 5:00 P.M., Mountain Standard Time, on January 5, 2015, and shall be void thereafter.

2. EXERCISE PRICE.

2.1 Exercise Price.  The initial Exercise Price for the Common Stock purchasable on exercise of this Warrant is Seven and One-Half Cents ($0.075) per share of Common Stock, subject to adjustment as set forth in this Section 2.

2.2 Adjustment for Splits, Combinations, and Dividends.  In the event the Company should at any time or from time to time after the date hereof fix a record date for a split, subdivision, or combination of the outstanding Common Stock, or a dividend payable in Common Stock, then as of such record date (or the date of such split, subdivision, combination, or dividend if no record date is fixed) the number of Common Stock that this Warrant is exercisable to purchase shall be adjusted to be the same number of Common Stock that the Holder would have if this Warrant had been exercised immediately prior to such split, subdivision, combination, or dividend.  The Exercise Price shall be adjusted to be the then Exercise Price multiplied by a fraction, the numerator of which is the number of Common Stock that this Warrant is exercisable to purchase immediately prior to such split, subdivision, combination, or dividend, and the denominator of which is the number of Common Stock that this Warrant will be exercisable to purchase immediately after such event.

2.3 Adjustment for Reorganization, Reclassification, Exchange, or Substitution.  In the event there is a capital reorganization of the Common Stock, or the Common Stock are changed into the same or different kind or amount of equity securities, whether by reclassification, exchange, substitution, or otherwise (other than a split or combination provided for in Section 2.2 or a merger, consolidation, or sale of assets provided for in Section 2.4), then the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of securities and property receivable upon such reorganization, reclassification, exchange, substitution, or other change that the Holder would have if this Warrant had been exercised immediately prior to such reorganization, reclassification, exchange, substitution, or other change.

2.4 Adjustment for Merger, Consolidation, or Sale of Assets.  In the event the Company shall merge or consolidate into another company where the Company is not the surviving entity, or the Company shall sell all or substantially all of its assets to any other person, then as a part of such merger, consolidation, or sale, provision shall be made so that the Holder shall have the right thereafter to receive upon exercise of this Warrant the kind and amount of securities and property of the Company or of the successor entity resulting from such merger, consolidation, or sale that the Holder would have if this Warrant had been exercised immediately prior to such merger, consolidation, or sale.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2.4 with respect to the rights of the Holder after such merger, consolidation, or sale to the end that the provisions of this Section 2 shall be applicable after that event as nearly equivalent as may be practicable.

2.5 Adjustment for Certain Issuances.  The Exercise Price shall be subject to adjustment from time to time in the event the Company issues Common Stock for a price less than the then Exercise Price, issues options, warrants, or rights exercisable to purchase Common Stock at an exercise price less than the then Exercise Price, issues securities convertible into Common Stock  at a conversion price less than the then Exercise Price, or issues options, warrants, or rights exercisable to purchase securities convertible into Common Stock at a conversion price less than the then Exercise Price (collectively, a “Dilution Event”).  Notwithstanding the foregoing, a Dilution Event shall not be triggered by exercise of options or warrants or the conversion of convertible securities outstanding on the date hereof.  Upon a Dilution Event, the Exercise Price shall be adjusted, rounded to the nearest One-Tenth of One Cent ($.001), to be equal to the Exercise Price immediately prior to the Dilution Event, multiplied by a fraction, the numerator of which is the sum of (a) the number of shares Common Stock outstanding on a fully diluted basis immediately prior to the Dilution Event plus (b) the number of shares of Common Stock that the aggregate consideration received or deemed to be received pursuant to Section 2.6 in the Dilution Event giving rise to this adjustment would purchase at the then Exercise Price, and the denominator of which is the number of shares of Common Stock outstanding on a fully diluted basis immediately after the Dilution Event; provided, however, that if a Dilution Event includes options, warrants, or rights exercisable to purchase shares of Common Stock at an exercise price that exceeds by more than twenty percent (20%) the purchase price on a per share basis of other securities issued in such Dilution Event, then such options, warrants, and rights shall not be included in determining the amount of any adjustment to the Exercise Price in such Dilution Event.

2.6 Consideration Received. The consideration received by the Company for any Dilution Event shall be the sum of all cash and the fair market value of all property other than cash, as determined by the Company’s Board of Directors in good faith and reasonably acceptable to the Holder, received or applied to the benefit of the Company plus, for options, warrants, and rights, the amount equal to the Exercise Price multiplied by the number of securities subject to such option, warrant, or right.  When equity securities are issued in connection with debt securities, the debt securities shall be valued at their full face value when allocating the consideration received by the Company between the equity and debt securities.

2.7 Notice of Adjustment.  In the event there is an adjustment to this Warrant pursuant to this Section 2, the Company shall give the Holder written notice of the effectiveness of the adjustment within five (5) days after the effective date.

3. EXERCISE OF WARRANT.

3.1 Manner of Exercise.  The Holder may exercise the purchase rights represented by this Warrant in whole or in part, but not for less than one thousand (1,000) shares of Common Stock at a time (or such lesser number of shares of Common Stock which may then constitute the maximum number purchasable) at any time or from time to time during the term hereof as described in Section 1, upon (i) the surrender of this Warrant at the office of the Company, (ii) payment of the purchase price of the shares of Common Stock to be purchased in cash, by check, or other form of payment acceptable to the Company, and (iii) compliance with the provisions of Sections 3.2 and 3.3.

3.2 Effect of Exercise.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided in Section 3.1 and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such units as of the close of business of such date.  As promptly as practicable on or after such date and in any event within five (5) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates, as applicable, for the number of shares of Common Stock issuable upon such exercise.  In the event that this Warrant is exercised in part, the Company at its expense shall execute and deliver a new Warrant of like tenor exercisable for the number of shares of Common Stock for which this Warrant may then be exercised; provided that the failure of the Company to issue such new Warrant shall not affect the rights that would be conferred on the Holder if such new Warrant had been issued.

3.3 Compliance With Securities Laws.  Exercise of this Warrant is subject to the Holder’s compliance with all federal and applicable state securities laws.  Upon exercise of this Warrant, the Holder shall provide the Company with a written representation letter containing such representations as the Company may reasonably request to comply with such securities laws.

4. NO FRACTIONAL UNITS OR SCRIP.  The Company shall not issue any fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon exercise of this Warrant.  In lieu of any fractional shares of Common Stock to which the Holder would otherwise be entitled, the Company shall make a cash payment to the Holder (computed to the nearest cent) equal to the current market value of the fractional interest, or if there is no current market value for the Common Stock, then the Company’s Board of Directors in good faith shall determine the fair market value of the Common Stock.

5. REPLACEMENT OF WARRANT.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. NO RIGHTS AS A SHAREHOLDER.  Except as otherwise provided herein, nothing contained in this Warrant shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matter or any right whatsoever as a shareholder of the Company.  The Company shall not pay or accrue any dividends in respect of this Warrant or the Common Stock purchasable hereunder until, and only to the extent that, the Holder shall have exercised this Warrant as set forth in Section 3.

7. TRANSFER.  The Holder may not offer, sell, transfer, assign, pledge, hypothecate, or otherwise dispose of or encumber this Warrant without the prior written consent of the Company, which consent the Company may not unreasonably withhold.  The Holder may transfer this Warrant to an affiliate of the Holder without the Company’s consent if the Holder complies with all federal and applicable state securities laws.

8. RESERVATION OF COMMON STOCK.  The Company covenants that during the term that this Warrant is exercisable, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to provide for the issuance of Common Stock on the exercise of this Warrant, and from time to time will take all steps necessary to provide sufficient reserves of Common Stock for issuance upon exercise of this Warrant.  The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing unit certificates to execute and issue the necessary certificates for Common Stock on the exercise of this Warrant.

9. NOTICES.  The Company shall give the Holder at least thirty (30) days prior written notice of each of the following:

9.1 Record Date.  A record date is set by the Company for the distribution of cash, securities, or any other property to its shareholders;

9.2 Distribution.  The Company makes a distribution of cash, securities, or any other property to its shareholders without setting a record date;

9.3 Dissolution.  The Company voluntarily elects to wind-up, liquidate, or dissolve;

9.4 Capital Transaction.  The sale of all of the outstanding shares of Common Stock, the sale of all or substantially all of the Company’s operating assets, or the merger, consolidation, or combination of the Company with or into another entity or entities where the Company’s shareholders immediately prior to such event own less than a majority of the outstanding voting interests of the surviving entity immediately after such event; and

9.5 Adjustment of Exercise Price.  Any event set forth in Section 2 that would result in the adjustment of the Exercise Price of this Warrant.

10. GENERAL PROVISIONS.

10.1 Amendment.   Any amendment or modification of this Warrant shall be in writing and shall be signed by the parties hereto.

10.2 Waiver.  Any waiver of any right, power, or privilege hereunder must be in writing and signed by the party being charged with the waiver.  No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver of any other right, power, or privilege hereunder, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

10.3 Notices.  All notices or other communications required or permitted to be given pursuant to this Warrant shall be in writing and shall be delivered personally or sent by overnight courier or by certified mail, return receipt requested.  Notices delivered personally or sent by overnight courier shall be effective on the date received, while notices sent by certified mail, return receipt requested, shall be deemed to have been received and to be effective three (3) business days after deposit into the mails.  Notices shall be given to the parties at the following respective addresses, or to such other addresses as any party shall designate in writing:

If to the Company:	Mr. Chett B. Paulsen Chief Executive Officer aVinci Media Corporation 11781 Lone Peak Parkway Suite 270 Draper, Utah 84020-6884

If to Holder:

10.4 Law Governing.  This Warrant has been negotiated, executed, and delivered and shall be performed in the State of Utah and shall be governed by and construed and enforced in accordance with the laws of the State of Utah, without regard for its conflict of laws rules.

10.5 Attorneys’ Fees.  Should a lawsuit or arbitration be commenced to interpret or enforce the terms of this Warrant, the prevailing party shall be entitled to recover costs and attorneys’ fees in addition to any other recovery to which such party may be entitled.

10.6 Arbitration.  If any dispute arises concerning the interpretation, validity, or performance of this Warrant any of its terms and provisions, including but not limited to the issue of whether or not a dispute is arbitrable, then the parties shall submit such dispute for binding determination before a retired judge selected from J.A.M.S., Inc. or any similar organization mutually acceptable to the parties.  The parties shall mutually agree on one arbitrator from the list provided by the arbitrating organization; provided that if the parties cannot agree, then the parties shall select one arbitrator according to the rules of the arbitrating organization.  The arbitration shall take place in Utah and shall be conducted in accordance with the then prevailing rules of the arbitrating organization, except as set forth in this Section 10.6.  The parties shall have all rights for depositions and discovery as provided to litigants by Utah law.  The arbitrator shall apply Utah substantive, procedural, and evidence law to the proceeding.  The arbitrator shall have the power to grant all legal and equitable remedies including provisional remedies and award compensatory damages provided by Utah law, but the arbitrator may not order relief in excess of what a court could order.  The arbitrator shall not have the power to commit errors of law or legal reasoning or to make findings of fact except upon sufficiency of the evidence and any award may be vacated or corrected for any such error.  The arbitrator shall prepare and provide the parties with a written award including factual findings and the legal reasoning upon which the award is based.  The arbitrator shall award costs and attorneys’ fees in accordance with the terms of this Warrant.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  The parties understand that by agreement to binding arbitration they are giving up the rights they may otherwise have to a trial by a court or a jury and all rights of appeal.  Pending resolution of any arbitration proceeding and selection of an arbitrator, either party may apply to any court of competent jurisdiction for any provisional remedy, including but not limited to a temporary restraining order or a preliminary injunction but excluding any dispute relating to discovery matters, and for enforcement of any such order.  The application for or enforcement of any provisional remedy by a party shall not operate as a waiver of the within agreement to submit a dispute to binding arbitration.

10.7 Construction.  The headings in the sections of this Warrant are for convenience only and shall not constitute a part hereof.  All references to numbered sections contained herein refer to the sections of this Warrant unless otherwise expressly stated.  Whenever the context so requires, the masculine shall include the feminine and the neuter, the singular shall include the plural, and conversely.  The terms and all parts of this Warrant shall in all cases be interpreted simply and according to their plain meaning and neither for nor against any party hereto.

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IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of this 4th day of January, 2010.

aVinci Media Corporation

By:	/s/
Chett B. Paulsen Chief Executive Officer

By:	/s/
Edward B. Paulsen Secretary